Financial Overview

(unaudited)

In Thousands

Except for per share data	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	YoY
FUV Revenue:						
Vehicle sales	$ 1,361	$ 703	$ 501	$ 946	$ 1,660	22%
Merchandise	-	-	2	4	7	NA
Parts & Service	2	14	12	45	9	297%
Metal Fabrication	-	6	-	20	-	NA
Rental	33	19	12	54	145	338%
TMW	104	35	122	430	203	95%
Total Revenue	1,501	777	650	1,499	2,024	35%
Cost of Goods Sold	1,424	786	717	1,461	2,076	46%
Gross (Loss) excluding other COGS	77	(10)	(67)	38	(51)	-166%
Other COGS	3,434	4,886	3,330	4,643	4,911	43%
Total Gross (Loss)	(3,357)	(4,895)	(3,397)	(4,605)	(4,963)	48%
Gross Margin	-224%	-630%	-522%	-307%	-245%	
Operating Expense:						
Sales & Marketing	1,984	2,610	2,927	3,070	3,322	67%
Research & Development	3,189	10,674	3,907	3,716	6,521	105%
General & Administrative	3,062	4,876	2,699	3,786	4,099	34%
Loss on asset disposal	-	-	-	-	12	NA
Total Operating Expense	8,234	18,160	9,532	10,572	13,955	69%
Operating (Loss)	(11,591)	(23,055)	(12,929)	(15,177)	(18,918)	63%
Unrealized (gain)/loss on convertible note fair value	-	-	-	2,146	(2,123)	NA
Other Expense/(Income)	(81)	9	24	81	169	-309%
Net (Loss)	$ (11,510)	$ (23,065)	$ (12,954)	$ (17,404)	$ (16,964)	47%
(Loss) Per Share	$ (0.31)	$ (0.61)	$ (0.34)	$ (0.44)	$ (0.38)	23%
Net cash provided by operating activities	(11,333)	(13,938)	(13,471)	(12,634)	(15,017)	33%
Capital expendatures	(1,102)	(2,509)	(1,486)	(4,123)	(3,740)	239%
Free cash flow	(12,435)	(16,446)	(14,957)	(16,757)	(18,757)	51%
Cash and cash equivelents	32,978	16,971	5,228	5,013	4,218	-87%

ARCIMOTO

Douglas Campoli - Chief Financial Officer


160
140
120
100
80
60
40
20
0
$2.5
$2.0
$1.5
$1.0
$0.5
$-
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Revenue ($M)
Production

	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
Production	2	54	40	10	29	38	88	85	78	80	26	102	150
Revenue ($M)	$ 0.0	$ 0.9	$ 0.6	$ 0.3	$ 0.7	$ 0.6	$ 1.4	$ 0.7	$ 1.5	$ 0.8	$ 0.7	$ 1.5	$ 2.0


Production Deployment
250
200
150
100
50
0
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Finished Good Inventory
Deployed into rental
Deployed into fixed assets
Sales

	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
Finished Good Inventory	0	8	20	12	10	9	23	61	45	35	18	55	74
Deployed into rental	0	0	0	0	0	0	7	12	15	25	19	20	46
Deployed into fixed assets	0	2	1	7	0	11	7	4	15	28	0	4	11
Sales	2	44	27	11	31	28	60	31	64	37	24	41	74
Production	2	54	40	10	29	38	88	85	78	80	26	102	150

Quarterly Demo Drives



3K
2.5K
2K
1.5K
1K
500
Count of Contacts
233
1.23K
2.6K
2022
Q1
2022
Q2
2022
Q3

Quarterly Rentals


600
500
400
300
200
100
Count of Deals
1800000
1500000
1200000
900000
600000
300000
Sum (Amount)
197
360
543
2022 Q1
2022 Q2
2022 Q3


Revenue for the three months ended September 30
2,500,000
2,000,000
1,500,000
1,000,000
500,000
-
2021
2022
FUV
Rental
TMW

	FUV	Rental	TMW	Total
2021	1,360,373	33,473	104,330	1,498,176
2022	1,675,428	145,470	203,307	2,024,205
Growth	23%	335%	95%	35%


Revenue for the nine months ended September 30
4,500,000
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
-
2021
2022
FUV
Rental
TMW

	FUV	Rental	TMW	Total
2021	3,325,078	57,340	227,113	3,609,531
2022	3,205,783	211,786	756,210	4,173,779
Growth	-4%	269%	233%	16%

ARCIMOTO

Douglas Campoli - Chief Financial Officer

YTD Quarterly Deliveries


80
70
60
50
40
30
20
10
Count of Deals
24
41
74
2022 Q1
2022 Q2
2022 Q3
1800000
1500000
1200000
900000
600000
300000
Sum (Amount)